Exhibit 3.1

ECOFIN SUSTAINABLE AND SOCIAL IMPACT TERM FUND
SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Directors (as defined in the Declaration of Trust of the Trust (the “Declaration”)) may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Trust may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of shareholders for the election of Directors (as defined in the Declaration) and the transaction of any business within the powers of the Trust shall be held on the date and at the time and place set by the Board of Directors. The first annual meeting of shareholders shall be held in 2020. The Board of Directors may, at any time prior to the holding of an annual meeting of shareholders, postpone, reschedule or cancel any annual meeting of shareholders.

Section 3. SPECIAL MEETINGS.

(a) General. Each of the chairman of the board, chief executive officer, president and Board of Directors may call a special meeting of shareholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. The Board of Directors may, at any time prior to the holding of any special meeting of shareholders, postpone, reschedule or cancel any special meeting of shareholders.

(b) Shareholder-Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned (beneficially or of record) by each such shareholder and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage.

Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board of Directors or the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of shareholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting the time allotted to questions or comments; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of the holders of shares of beneficial interest of the Trust entitled to cast a majority of all the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the shareholders, except with respect to any such matter that, under applicable statutes or regulatory requirements or the Declaration, requires approval by a separate vote of the holders of one or more classes of shares of beneficial interest, in which case the presence in person or by proxy of the holders of shares of beneficial interest entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum. This section shall not affect any requirement under any statute or the Declaration for the vote necessary for the adoption of any measure.

If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than required to establish a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share entitles the holder thereof to vote for as many individuals as there are Directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Declaration. Unless otherwise provided by statute or by the Declaration, each outstanding share of beneficial interest, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8. PROXIES. A holder of record of shares of beneficial interest of the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by applicable law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES OF BENEFICIAL INTEREST BY CERTAIN HOLDERS. Shares of beneficial interest of the Trust registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares of beneficial interest pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares of beneficial interest. Any trustee or fiduciary, in such capacity, may vote shares of beneficial interest registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Directors considers necessary or appropriate. On receipt by the secretary of the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (a) determine the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR DIRECTOR AND OTHER SHAREHOLDER PROPOSALS.

(a) Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any one or more shareholders of the Trust who (A) have each continuously owned (as defined below) shares of beneficial interest of the Trust entitled to vote in the election of directors on a proposal of other business, for at least three (3) years of the date of the giving of the notice as provided for in Section 11(a)(2), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), with the aggregate shares owned by such shareholder(s) as of each of such dates and during such three (3) year period representing at least one percent (1%) of the Trust’s shares of beneficial interest, (B) holds, or hold, a certificate or certificates evidencing the aggregate number of shares of beneficial interest of the Trust referenced in this Section 11(a)(1)(A) as of the time of giving the notice provided for in Section 11(a)(2), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), (C) is, or are, entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal of other business, and (D) complies, or comply, with the notice procedures set forth in this Section 11(a) as to such nomination or proposal of other business. For purposes of this Section 11, a shareholder shall be deemed to “own” or have “owned” only those outstanding shares of the Trust’s beneficial interest to which the shareholder possesses both the full voting and investment rights pertaining to such shares and the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed or (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, a shareholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “owned.” A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors or the proposal of other business and possesses the full economic interest in the shares. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. For purposes of this Section 11, the period of continuous ownership of shares must be evidenced by documentation accompanying the nomination or proposal. Whether shares are “owned” for purposes of this Section 11 shall be determined by the Board of Directors. .

(2) For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Trust’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3) Such shareholder’s notice shall set forth:

(i) separately as to each individual whom the shareholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”),

(A) the name, age, business address, residence address and educational background of such Proposed Nominee;

(B) the class, series and number of any shares of beneficial interest of the Trust that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee;

(C) the date such shares were acquired and the investment intent of such acquisition;

(D) a description of all direct and indirect compensation and other agreements, arrangements and understandings or any other relationships, between or among any shareholder making the nomination, or any of its respective affiliates and associates, or others acting in concert therewith, on the one hand, and such Proposed Nominee, or his or her respective affiliates and associates, on the other hand,

(E) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; and

(F) whether such shareholder believes any such Proposed Nominee is, or is not, an “interested person” of the Trust, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”) and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any authorized officer of the Trust, to make such determination;

(ii) as to any other business that the shareholder proposes to bring before the meeting,

(A) a description of such business and the shareholder’s reasons for proposing such business at the meeting;

(B) any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(C) a description of all agreements, arrangements and understandings between such shareholder and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(D) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

(iii) separately as to the shareholder giving the notice and any Shareholder Associated Person,

(A) the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Trust Securities”), if any, which are, directly or indirectly, owned (beneficially or of record) by such shareholder or Shareholder Associated Person, the date on which each such Trust Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares of beneficial interest or other security) in any Trust Securities of any such person,

(B) the nominee holder for, and number of, any Trust Securities owned beneficially but not of record by such shareholder or Shareholder Associated Person,

(C) whether and the extent to which such shareholder or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Trust Securities or (y) any security of any other closed-end investment company (a “Peer Group Company”) for such shareholder or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Trust Securities (or, as applicable, in any Peer Group Company) and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Trust Securities where such shareholder or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a),

(A) the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and

(vi) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such shareholder’s notice.

(4) Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Director that has not been disclosed to the Trust and (b) will serve as a Director of the Trust if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).

(5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Central Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(6) For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Directors, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Directors for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Directors, any shareholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a Director or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as Directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the shareholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a Director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12. TELEPHONE MEETINGS. The Board of Directors or chairman of the meeting may permit one or more shareholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 13. MEETINGS BY REMOTE COMMUNICATION.  The Board of Directors may determine that a meeting of shareholders not be held at any place, but instead may be held solely by means of remote communication.  Subject to any guidelines or procedures that the Board of Directors or any officer of the Trust adopts, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting of the shareholders and may be considered present in person and may vote at the meeting of shareholders, whether the meeting is held at a designated place or solely by means of remote communication, (i) if the Trust implements reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a shareholder or proxy holder; (ii) if the Trust implements reasonable measures to provide the shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including the opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (iii) in the event any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Trust.  Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been sent to shareholders that participation by shareholders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time by press release or any other means of public communication or as otherwise required by applicable law.

Section 14. MARYLAND CONTROL SHARE ACQUISITION ACT. The Trust shall be subject to Title 3, Subtitle 7 (the “Control Share Act”) of the Maryland General Corporation Law (the “MGCL”) to the same extent as if the Trust were a Maryland corporation that had elected to be subject to the Control Share Act by resolution of its board of directors. Accordingly, the Control Share Act shall apply to any acquisition or proposed acquisition of shares of beneficial interest to the extent provided therein, subject to any limitations under the Investment Company Act.

ARTICLE III
DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of the Board of Directors.

Section 2. NUMBER, TENURE AND RESIGNATION. A majority of the entire Board of Directors may establish, increase or decrease the number of Directors, provided that the number thereof shall never be less than one, nor more than 9, and provided further, that the tenure of office of a Director shall not be affected by any decrease in the number of Directors.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that, if less than a majority of such Directors is present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further, that if, pursuant to applicable law, the Declaration or these Bylaws, the vote of a majority or other percentage of a specified group of Directors is required for action, a quorum must also include a majority or such other percentage of such group.

The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration or these Bylaws. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. CHAIR. The Board of Directors may designate from among its members a chairman and a vice chairman of the Board, who shall not, solely by reason of such designation, be officers of the Trust but shall have such powers and duties as specified in these Bylaws or determined by the Board of Directors from time to time.

Section 10. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 10 does not apply to any action of the Directors pursuant to the Investment Company Act that requires the vote of the Directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 11. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each Director and is filed with the minutes of proceedings of the Board of Directors; provided however, this Section 11 does not apply to any action of the Directors pursuant to the Investment Company Act that requires the vote of the Directors to be cast in person at a meeting.

Section 12. VACANCIES. If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Directors hereunder. Subject to applicable requirements of the Investment Company Act, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred shares of beneficial interest, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum and (b) any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 13. COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting (including telephonic meetings) and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any service or activity they perform or engage in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Trust in any other capacity and receiving compensation therefor.

Section 14. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares of beneficial interest have been deposited.

Section 15. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 16. RELIANCE. Each Director and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

Section 17. RATIFICATION. The Board of Directors or the shareholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Board of Directors or the shareholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 18. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV
COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit and Valuation Committee, a Compliance Committee, a Nominating and Governance Committee and one or more other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member.

Section 2. POWERS. The Board of Directors may delegate to any committee appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more Directors, as the committee deems appropriate in its sole discretion.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 4 does not apply to any action of the Directors pursuant to the Investment Company Act that requires the vote of the Directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee; provided however, this Section 5 does not apply to any action of the Directors pursuant to the Investment Company Act that requires the vote of the Directors to be cast in person at a meeting.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board of Directors, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V
OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief compliance officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or appropriate. The officers of the Trust, including any officers elected to fill a vacancy among the officers, shall be elected by the Board of Directors, except that the chief executive officer or the president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or any other officers. Each officer shall for the term specified by the Board of Directors or appointing officer or, if no such term is specified, serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Directors, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. CHIEF COMPLIANCE OFFICER. The Board of Directors may designate a chief compliance officer to the extent required by, and consistent with the requirements of the Investment Company Act. The chief compliance officer, subject to the discretion of and reporting to the Board of Directors, shall be responsible for the oversight of the Trust’s compliance with the federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board of Directors, including a majority of the Directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Trust. The chief compliance officer shall have the responsibilities and duties as set forth by the Board of Directors from time to time.

Section 8. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 11. TREASURER. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Trust.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 13. COMPENSATION. Except as otherwise determined by the Board of Directors, officers shall not receive any stated salary or other compensation for their services as officers.

ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors or any manager of the Trust approved by the Board of Directors and acting within the scope of its authority pursuant to a management or advisory agreement with the Trust may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Directors or a manager or adviser acting within the scope of its authority pursuant to a management or advisory agreement and executed by the chief executive officer, the president or any other person authorized by the Board of Directors or such a manager or adviser.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Directors, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine.

ARTICLE VII
SHARES OF BENEFICIAL INTEREST

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors or any officer of the Trust, shareholders of the Trust are not entitled to certificates representing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by applicable law and shall be signed by the officers of the Trust in any manner permitted by the laws of the State of Maryland. In the event that the Trust issues shares of beneficial interest without certificates, the Trust shall provide to the record holders of such shares a written statement of the information required by the applicable law to be included on share certificates. There shall be no difference in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. All transfers of shares of beneficial interest shall be made on the books of the Trust in such manner as the Board of Directors or any officer of the Trust may prescribe and, if such shares of beneficial interest are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Trust shall provide to the record holders of such shares, to the extent then required by the applicable law, a written statement of the information required by the applicable law to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of shares of beneficial interest will be subject in all respects to the Declaration and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6. FRACTIONAL SHARES OF BENEFICIAL INTEREST; ISSUANCE OF UNITS. The Board of Directors may authorize the Trust to issue fractional shares of beneficial interest or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Trust.

ARTICLE VIII
ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX
DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Directors, subject to the provisions of law and the Declaration. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust, subject to the provisions of law and the Declaration.

Section 2. CONTINGENCIES. Before payment of any dividend or other distribution, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its sole discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X
INVESTMENT POLICY

Subject to the provisions of the Declaration, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI
SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland” or shall be in such other form as may be approved by the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII
WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIII
INVESTMENT COMPANY ACT

If and to the extent that any provision of the Maryland Statutory Trust Act (the “Trust Act”), or any provision of the Declaration or these Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall control.

ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland,  Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Trust, (c) any action asserting a claim of breach of any duty owed by any Director, officer, employee or agent of the Trust to the Trust or to the shareholders of the Trust, (d) any action asserting a claim against the Trust or any Director, officer, employee or other agent of the Trust arising pursuant to any provision of the Trust Act, the Declaration or these Bylaws or federal law, including the Investment Company Act of 1940, as amended, (e) any other action asserting a claim against the Trust or any Director, officer, employee or other agent of the Trust that is governed by the internal affairs doctrine, or (f) any action brought by or in the right of any shareholder or any person claiming any interest in any shares of beneficial interest issued by the Trust (“Shares”) seeking to enforce or invalidate any provision of, or based on any matter arising out of, or in connection with, the Declaration or these Bylaws of the Corporation, any series or class or any Shares, including any claim of any nature against the Trust, or any director, officer, employee or agent of the Trust.  None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Trust consents in writing to such court.

ARTICLE XV
AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

Amended and Restated December 20, 2023.